Exhibit 10.5
Tenax Therapeutics, Inc.
Plan for Employee Inducement Stock Option Grants

(As approved on July 6, 2021 by the Compensation Committee)

Article 1.                        Establishment, Purpose, and Duration

1.1           Establishment. Tenax Therapeutics, Inc. (the “Company”) hereby establishes an employee inducement stock compensation plan to be known as the Plan for Employee Inducement Stock Option Grants (the “Plan”), as set forth in this document. The Plan permits Awards of Inducement Options as inducement material to New Employees entering into initial employment with the Company and in accordance with the employment inducement grant exception to the shareholder approval requirements of the NASDAQ Stock Market LLC (“NASDAQ”) set forth in NASDAQ Listing Rule 5635(c)(4). The Plan became effective on July 6, 2021 when approved by the members of the Company’s Compensation Committee and remains in effect as provided in Section 1.3 hereof.

1.2           Purpose of the Plan; Compliance with NASDAQ Exemption from Shareholder Approval.

(a)           Purpose of the Plan. The purpose of the Plan is to award Inducement Options to New Employees to advance the interests of the Company and its shareholders by giving New Employees a personal stake in the Company’s growth, development and financial success. The Inducement Options under the Plan will motivate a New Employee to devote his or her best efforts to the business of the Company and also attract and retain the services of New Employee who are in the position to make significant contributions to the Company’s future success and align them with shareholder interests.

2.1 (b)            Compliance with NASDAQ Exemption from Shareholder Approval. The Company may award Inducement Options to a New Employee under this Plan pursuant to the exception from NASDAQ shareholder approval requirements for the issuance of such securities as set forth in NASDAQ Listing Rule 5635(c))(4). A New Employee who receives an Award under this Plan must have no relationship with the Company (or its Affiliates or Subsidiaries) prior to his or her employment with the Company either as a current or former employee or consultant to the Company (or its Affiliates or Subsidiaries), including without limitation as a member of the Board of Directors of the Company, its Affiliates or its Subsidiaries. This restriction is to ensure that Awards made pursuant to this Plan are “arms-length” between the Company and all New Employees and are made in accordance with NASDAQ Listing Rule 5635(c))(4). The Company’s Compensation Committee must approve any Awards under this Plan. In addition, the Company must disclose in a press release the material terms of any Award, including but not limited to a New Employee’s name, title, and the number of Shares underlying any Award, and file a Listing of Additional Shares Notification Form with NASDAQ regarding the Shares underlying any Award.

1.3           Duration of the Plan. Unless sooner terminated as provided herein, the Plan shall terminate ten (10) years from the Effective Date. After the Plan’s termination, no new Awards may be granted, but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions, including the terms and conditions of the Plan. Notwithstanding the foregoing, no Incentive Stock Options may be granted more than ten (10) years after the earlier of: (a) the date the Plan is adopted by the Board, or (b) the Effective Date.

Article 2.                        Definitions

Whenever used in this Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized:

2.2 “Affiliate” shall mean any corporation or other entity (including, but not limited to, a partnership or a limited liability company) that is affiliated with the Company through stock or equity ownership or otherwise, and is designated as an Affiliate for purposes of this Plan by the Compensation Committee.

2.3 “Annual Award Limit” or “Annual Award Limits” have the meaning set forth in Section 4.3.

2.4 “Award” means, individually or collectively, a grant under this Plan of Nonqualified Stock Options and Incentive Stock Options, in each case subject to the terms of this Plan.

2.5 “Award Agreement” means either: (a) a written agreement entered into by the Company and a New Employee setting forth the terms and provisions applicable to an Award granted under this Plan, or (b) a written or electronic statement issued by the Company to a New Employee describing the terms and provisions of such Award, including any amendment or modification thereof. The Compensation Committee may provide for the use of electronic, Internet, or other nonpaper Award Agreements, and the use of electronic, Internet, or other nonpaper means for the acceptance thereof and actions thereunder by a New Employee.

2.6 “Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to such terms in Rule 13d-3 promulgated under the Exchange Act.

2.7 “Board” or “Board of Directors” means the Board of Directors of the Company.

2.8  “Cause” shall have the meaning ascribed thereto in any employment agreement between the Company or any of its subsidiaries and a New Employee, or, if there is no employment agreement or if any such employment agreement does not contain a definition of “cause”, then Cause shall mean a finding by the Compensation Committee that a New Employee has (i) been charged with a felony or a crime involving moral turpitude, (ii) committed an act of fraud or embezzlement against the Company or its subsidiaries, (iii) materially violated any policy of the Company or its subsidiaries, (iv) failed, refused or neglected to substantially perform their duties (other than by reason of a physical or mental impairment) or to implement the directives of the Company, or (v) willfully engaged in conduct that is materially injurious to the Company, monetarily or otherwise.

2.9 “Change in Control” for purposes of this Plan means the happening of any of the following:

(i)
When any “person” as such term is used in Section 13(d) and 14(d) of the Exchange Act (other than the Company, a Subsidiary or a Company benefit plan, including any trustee of such plan acting as a trustee) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of directors;

(ii)
A merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the shareholders of the Company approve an agreement for the sale or disposition by the Company of all or substantially all the Company’s assets; or

(iii)
A change in the composition of the Board of Directors of the Company occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” for such purposes shall mean non-executive Directors who either (A) are Directors of the Company as of the date the Plan is approved by shareholders, or (B) are elected, or nominated for election to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of Directors to the Company).

Notwithstanding the foregoing, an Award that is subject to Code Section 409A will not be paid or settled upon a Change in Control unless the Change in Control constitutes a “change in control event” under Code Section 409A and Treasury Regulation Section 1.409A-3(i)(5).

2.10 “Change in Control Price” means the price per Share paid in conjunction with any transaction resulting in a Change in Control (as determined in good faith by the Compensation Committee if any part of the offered price is payable other than in cash) or, in the case of a Change in Control occurring solely by reason of events not related to a transfer of Shares, the highest Fair Market Value of a Share on any of the thirty (30) consecutive trading days ending on the last trading day before the Change in Control occurs.

2.11 “Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time. For purposes of this Plan, references to sections of the Code shall be deemed to include references to any applicable regulations thereunder and any successor or similar provision.

2.12  “Company” means Tenax Therapeutics, Inc., a Delaware corporation, and any successor thereto as provided in Article 14 herein.

2.13 “Compensation Committee” means the Compensation Committee of the Board, composed of independent members of the Board of Directors in compliance with NASDAQ Listing Rule 5605(d)(2).

2.14  “Director” means any individual who is a member of the Board of Directors of the Company.

2.15 “Effective Date” has the meaning set forth in Section 1.1.

2.16  “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

2.17 “Fair Market Value” or “FMV” means the closing price of a Share reported on an established stock exchange on the applicable date, the preceding trading day, the next succeeding trading day, or an average of trading days, as determined by the Compensation Committee in its discretion. In the event Shares are not publicly traded at the time a determination of their value is required to be made hereunder, the determination of their Fair Market Value shall be made in good faith by the Compensation Committee, taking into account such factors as the Compensation Committee deems appropriate.

2.18  “Incentive Stock Option” or “ISO” means an Option to purchase Shares granted under Article 6 to a New Employee, that is designated as an Incentive Stock Option and that is intended to meet the requirements of Code Section 422 or any successor provision.

2.19 “Inducement Options” mean any Nonqualified Stock Options and Incentive Stock Options awarded by the Compensation Committee pursuant to this Plan as an inducement material to a New Employee entering into initial employment with the Company and made in accordance with NASDAQ Listing Rule 5635(c)(4).

2.20 “Insider” shall mean an individual who is, on the relevant date, an officer or Director of the Company, or a more than ten percent (10%) Beneficial Owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Board or Committee in accordance with Section 16 of the Exchange Act.

2.21  “New Employee(s)” means a participant eligible to receive an Award under this Plan at the time of his or her initial employment with the Company who has no relationship with the Company (or its Affiliates or Subsidiaries) prior to his or her employment with the Company either as a current or former employee or consultant to the Company (or its Affiliates or Subsidiaries), including without limitation as a member of the Board of Directors of the Company, its Affiliates or its Subsidiaries. This restriction is to ensure that Awards made pursuant to this Plan are “arms-length” between the Company and all New Employees and are made in accordance with NASDAQ Listing Rule 5635(c))(4).

2.22 “Nonqualified Stock Option” or “NQSO” means an Option that is not intended to meet the requirements of Code Section 422 or that otherwise does not meet such requirements.

2.23 “Option” means an Incentive Stock Option or a Nonqualified Stock Option, as described in Article 6.

2.24 “Option Price” means the price at which a Share may be purchased by a New Employee pursuant to an Option.

2.25  “Performance Period” means the period of time during which the performance goals must be met in order to determine the degree of payout and/or vesting with respect to an Award.

2.26  “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

2.27 “Plan” means this Plan for Employee Inducement Stock Option Grants.

2.28 “Plan Year” means the calendar year.

2.29 “Share” means a share of common stock of the Company, par value $0.0001 per share.

2.30  “Subsidiary” means any corporation or other entity, whether domestic or foreign, in which the Company has or obtains, directly or indirectly, a proprietary interest of more than fifty percent (50%) by reason of stock ownership or otherwise.

2.31  “Termination” or “Terminate” means cessation of the employee-employer relationship between a New Employee and the Company and all Affiliates and Subsidiaries for any reason. Notwithstanding the foregoing, with respect to any Award subject to Code Section 409A, any such cessation or termination also must constitute a “separation from service” as defined under Treasury Regulation Section 1.409A-1(h).

Article 3.                        Administration

3.1           General. The Compensation Committee shall be responsible for administering the Plan, subject to this Article 3 and the other provisions of this Plan. The Compensation Committee may employ attorneys, consultants, accountants, agents, and other advisors, any of whom may be an employee of the Company, and the Compensation Committee, the Company, and its officers and Directors shall be entitled to rely upon the advice, opinions, or valuations of any such advisors. All actions taken and all interpretations and determinations made by the Compensation Committee shall be final and binding upon a New Employee, the Company, and all other interested individuals.

3.2           Authority of the Compensation Committee. Subject to any express provisions set forth in the Plan, the Compensation Committee shall have full and exclusive discretionary power under this Plan to: (i) designate a New Employee to be recipients of Awards; (ii) determine the type and size of Awards; (iii) determine the terms and conditions of Awards; (iv) certify satisfaction of any performance goals; (v) construe and interpret the terms and the intent of the Plan and any Award Agreement or other instrument entered into under the Plan; (vi) establish, amend, or waive rules and regulations for the Plan’s administration; (vii) subject to the provisions of Articles 10 and 12, amend the terms and conditions of any outstanding Award; and (viii) make any other determination and take any other action that it deems necessary or desirable for the administration of the Plan, provided that all authority exercised by the Compensation Committee is in accordance with Nasdaq Listing Rule 5635(c))(4).

Article 4.                        Shares Subject to This Plan and Maximum Awards

4.1           Number of Shares Available for Awards. Subject to adjustment as provided in Section 4.4 herein, the maximum number of Shares currently available for issuance under this Plan shall be Seven Hundred and Fifty Thousand (750,000) Shares and may only be granted by the Compensation Committee as an inducement material to the employment of a New Employee. All such Shares shall be available for issuance in the form of any of the Inducement Options authorized under the Plan, as determined by the Compensation Committee in its discretion.

4.2           Share Usage. Shares covered by an Award shall be reserved for that award while the reward remains outstanding but shall only be counted as used to the extent they are actually issued. Further, any Shares withheld to satisfy tax-withholding obligations on Awards issued under the Plan and Shares tendered to pay the exercise price of Awards under the Plan will not be eligible to be returned as available Shares under the Plan.

4.3           Annual Award Limits. The following limits (each an “Annual Award Limit” and, collectively, “Annual Award Limits”) shall apply to grants of such Awards under this Plan: the maximum aggregate number of Shares subject to Awards granted in any one Plan Year to a New Employee under this Plan and subject to any award of incentive equity made pursuant the Company’s 2016 Stock Incentive Plan shall be one million (1,000,000), as adjusted pursuant to Sections 4.4 and/or 12.2.

4.4           Adjustments in Authorized Shares. In the event any recapitalization, forward or reverse split, reorganization, merger, consolidation, incorporation, spin-off, combination, repurchase, exchange of Shares or other securities, dividend or distribution of Shares or other special and nonrecurring dividend or distribution (other than cash dividends or distributions), liquidation, dissolution, sale or purchase of assets or other similar transactions or events, affects the Shares such that an adjustment is determined by the Compensation Committee to be appropriate in order to prevent dilution or enlargement of the rights of grantees under the Plan, then the Compensation Committee shall equitably adjust any or all of (i) the number and kind of securities deemed to be available thereafter for grants of Awards under this Plan or under particular forms of Awards, (ii) the number and kind of securities subject to outstanding Awards, (iii) the Option Price or Grant Price applicable to outstanding Awards, (iv) the Annual Award Limits or (v) other value determinations applicable to outstanding Awards.

In addition, the Compensation Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, outstanding Awards (including, without limitation, acceleration of the expiration date of such Awards, cancellation of such Awards in exchange for the intrinsic (i.e., in-the-money) value, if any, of the vested portion thereof, substitution of outstanding Awards using securities or other obligations of a successor or other entity, modifications of performance goals, changes in the length of Performance Periods, or payment of a bonus or dividend equivalent) in recognition of unusual or nonrecurring events (including, without limitation, a Change in Control of the Company, an event described in the preceding sentence, or a cash dividend or distribution) affecting the Company or any subsidiary of the Company or the financial statements of the Company or any subsidiary of the Company, or in response to changes in applicable laws, regulations, or accounting principles.

Notwithstanding anything to the contrary in this Section 4.4, an adjustment to an Option shall be made only to the extent such adjustment complies with the requirements of Code Section 409A.

Subject to the provisions of Article 12 and notwithstanding anything else herein to the contrary, without affecting the number of Shares reserved or available hereunder, the Compensation Committee may authorize the issuance or assumption of benefits under this Plan in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate (including, but not limited to, a conversion of equity awards into Awards under this Plan in a manner consistent with applicable accounting standards, subject to compliance with the rules under Code Sections, 422 and 424, as and where applicable.

Article 5.                        Eligibility and Leave of Absence

5.1           Eligibility. Only New Employees are eligible to participate in this Plan.

5.2           Leave of Absence. If a New Employee takes a “leave of absence” (as such term is defined in the Company’s employee handbook, or, if no such definition exists, as otherwise defined by the Compensation Committee in its direction), she or he or she may be considered as still in the employ of the Company, an Affiliate or Subsidiary for purposes of continued vesting of Awards under the Plan, if so determined by the Compensation Committee in its discretion.

Article 6.                        Stock Options

6.1           Grant of Options. Subject to the terms and provisions of this Plan, Options may be granted to a New Employee in such number, and upon such terms, and at any time and from time to time as shall be determined by the Compensation Committee, in its sole discretion, provided that ISOs may be granted a New Employee only if he or she is employed by the Company or of any parent or subsidiary corporation (as permitted under Code Sections 422 and 424). A New Employee, who is employed by an Affiliate and/or Subsidiary and is subject to Code Section 409A, may only be granted Options to the extent the Affiliate and/or Subsidiary is part of the Company’s consolidated group for United States federal tax purposes.

6.2           Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the maximum duration of the Option, the number of Shares to which the Option pertains, the conditions upon which an Option shall become vested and exercisable, and such other provisions as the Compensation Committee shall determine which are not inconsistent with the terms of this Plan. The Award Agreement also shall specify whether the Option is intended to be an ISO or an NQSO.

6.3           Option Price. The Option Price for each grant of an Option under this Plan shall be determined by the Compensation Committee in its sole discretion and shall be specified in the Award Agreement; provided, however, the Option Price on the date of grant must be at least equal to one hundred percent (100%) of the FMV of the Shares as determined on the date of grant; provided, further, however, that the Option Price must be at least equal to one hundred and ten percent (110%) of the FMV of a Share on the date of grant with respect to any ISO issued to a New Employee who, on the date of grant, owns (as defined in Code Section 424(d)) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of its subsidiary corporation (as defined in Code Section 424(f)) (a “10% Shareholder”).

6.4           Term of Options. Each Option granted to a New Employee shall expire at such time as the Compensation Committee shall determine at the time of grant; provided, however, no Option shall be exercisable later than the tenth (10th) anniversary date of its grant; provided, further, however, that no ISO granted to a 10% Shareholder shall be exercisable later than the day before the fifth (5th) anniversary of its date of grant.

6.5           Exercise of Options. Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Compensation Committee shall in each instance approve, which terms and restrictions need not be the same for each grant or for each New Employee. Notwithstanding anything in this Plan to the contrary, to the extent that the aggregate FMV of the Shares (determined as of the date of grant of the applicable ISO) with respect to which ISOs are exercisable for the first time by a New Employee during any calendar year (under all plans of the Company and its subsidiary corporations (as defined in Code Section 424(f)) exceeds $100,000, such Options shall be treated as NQSOs.

Options granted under this Article 6 shall be exercised by the delivery of a notice of exercise to the Company or an agent designated by the Company in a form specified or accepted by the Compensation Committee setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares, or by complying with any alternative exercise procedures the Compensation Committee may authorize.

6.6           Payment. A condition of the issuance of the Shares as to which an Option shall be exercised shall be the payment of the Option Price. The Option Price of any Option shall be payable to the Company in full either: (a) in cash or its equivalent; (b) by tendering (either by actual delivery or attestation) previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the Option Price (provided that the Compensation Committee may in its discretion require the Shares that are tendered have been held by a New Employee for at certain period of time prior to their tender to satisfy the Option Price if acquired under this Plan or any other compensation plan maintained by the Company or purchased on the open market); (c) by a cashless (broker-assisted) exercise; (d) by a combination of (a), (b), and/or (c); or (e) any other method approved or accepted by the Compensation Committee in its sole discretion.

Unless otherwise determined by the Compensation Committee, all payments under all of the methods indicated above shall be paid in United States dollars.

6.7           Restrictions on Shares. The Compensation Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article 6 as it deems advisable, including, without limitation, minimum holding period requirements, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, or under any blue sky or state securities laws as may be applicable to such Shares.

6.8           Termination of Employment/Service. A New Employee’s Award Agreement shall set forth the extent to which a New Employee shall have the right to exercise the Option following a New Employee’s Termination. Such provisions shall be determined in the sole discretion of the Compensation Committee, shall be included in the Award Agreement entered into with each New Employee, need not be uniform among all Options issued pursuant to this Article 6, and may reflect distinctions based on the reasons for Termination.

6.9           Notification of Disqualifying Disposition. If a New Employee shall make any disposition of Shares issued pursuant to the exercise of an ISO under the circumstances described in Code Section 421(b) (relating to certain disqualifying dispositions), a New Employee shall notify the Company of such disposition within ten (10) calendar days thereof.

Article 7.                        Transferability and Forfeiture of Awards

7.1           Transfer Restrictions. Except as provided in Section 7.2 below, during a New Employee’s lifetime, his or her Awards shall be exercisable only by a New Employee or a New Employee’s legal representative. Awards shall not be transferable other than by will or the laws of descent and distribution; no Awards shall be subject, in whole or in part, to attachment, execution, or levy of any kind; and any purported transfer in violation hereof shall be null and void. The Compensation Committee may establish such procedures as it deems appropriate for a New Employee to designate a beneficiary to whom any amounts payable or Shares deliverable in the event of, or following, a New Employee’s death, may be provided.

7.2           Committee Action. The Compensation Committee may, in its discretion, determine that notwithstanding Section 7.1, any or all Awards (other than ISOs) shall be transferable to and exercisable by such transferees, and subject to such terms and conditions, as the Compensation Committee may deem appropriate; provided, however, no Award may be transferred for value (as defined in the General Instructions to Form S-8).

7.3           Forfeiture of Awards. Notwithstanding anything else to the contrary contained herein, the Compensation Committee in granting any Award shall have the full power and authority to determine whether, to what extent and under what circumstances such Award shall be forfeited, cancelled or suspended. Unless an Award Agreement includes provisions expressly superseding the provisions of this Section 7.3, the provisions of this Section 7.3 shall apply to all Awards. Any such forfeiture shall be effected by the Company in such manner and to such degree as the Compensation Committee, in its sole discretion, determines, and will in all events (including as to the provisions of this Section 7.3) be subject to applicable laws.

In order to effect a forfeiture under this Section 7.3, the Compensation Committee may require that a New Employee sell Shares received upon exercise or settlement of an Award to the Company or to such other person as the Company may designate at such price and on such other terms and conditions as the Compensation Committee in its sole discretion may require. Further, as a condition of each Award, the Company shall have, and each New Employee shall be deemed to have given the Company, a proxy on each New Employee’s behalf, and each New Employee shall be required and be deemed to have agreed to execute any other documents necessary or appropriate to carry out this Section 7.3.

Unless otherwise specified by the Compensation Committee, in addition to any vesting or other forfeiture or repurchase conditions that may apply to an Award and Shares issued pursuant to an Award, each Award granted under the Plan will be subject to the following forfeiture conditions:

(a) Breach of a Restrictive Covenant. All outstanding Awards and Shares issued pursuant to an Award held by an New Employee will be forfeited in their entirety (including as to any portion of an Award or Shares subject thereto that are vested or as to which any repurchase or resale rights or forfeiture restrictions in favor of the Company or its designee with respect to such Shares have previously lapsed) if a New Employee breaches any noncompetition, confidentiality or other restrictive covenant that may apply to a New Employee, as determined by the Compensation Committee in its sole discretion; provided, that if a New Employee has sold Shares issued upon exercise or settlement of an Award within six (6) months prior to the date on which a New Employee would otherwise have been required to forfeit such Shares or the Option under this subsection (a) as a result of a New Employee’s breach, then the Company will be entitled to recover any and all profits realized by a New Employee in connection with such sale.

(b) Termination for Cause. All outstanding Awards and Shares issued pursuant to an Award held by a New Employee will be forfeited in their entirety (including as to any portion of an Award or Shares subject thereto that are vested or as to which any repurchase or resale rights or forfeiture restrictions in favor of the Company or its designee have previously lapsed) if a New Employee’s employment or service is terminated by the Company for Cause; provided, however, that if a New Employee has sold Shares issued upon exercise or settlement of an Award within six (6) months prior to the date on which a New Employee would otherwise have been required to forfeit such Shares under this subsection (b) as a result of termination of a New Employee’s employment or service for Cause, then the Company will be entitled to recover any and all profits realized by a New Employee in connection with such sale; and provided further, that in the event the Compensation Committee determines that it is necessary to establish whether grounds exist for termination for Cause, the Award will be suspended during any period required to conduct such determination, meaning that the vesting, exercisability and/or lapse of restrictions otherwise applicable to the Award will be tolled and if grounds for such termination are determined to exist, the forfeiture specified by this subsection (b) will apply as of the date of suspension, and if no such grounds are determined to exist, the Award will be reinstated on its original terms.

 Article 8.                                  Performance Measures

8.1           Performance Measures. The performance goals upon which the payment or vesting of an Award to a New Employee shall be limited to the following Performance Measures:
(a)
Commercial milestones
(b)
Clinical development milestones
(c)
Regulatory development milestones

Any Performance Measure(s) may be used to measure the performance of the Company, Subsidiary, and/or Affiliate as a whole or any business unit of the Company, Subsidiary, and/or Affiliate or any combination thereof, as the Compensation Committee may deem appropriate, or any of the above Performance Measures as compared to the performance of a group of comparator companies, or published or special index that the Compensation Committee, in its sole discretion, deems appropriate. The Compensation Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of performance goals pursuant to the Performance Measures specified in this Article 8.

8.2           Evaluation of Performance. The Compensation Committee may provide in any such Award that any evaluation of achievement of Performance Measures may include or exclude any of the following events that occur during a Performance Period: (a) asset write-downs, (b) litigation or claim judgments or settlements, (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results, (d) any reorganization and restructuring programs, (e) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year, (f) acquisitions or divestitures, and (g) foreign exchange gains and losses; and (h) changes in material liability estimates. To the extent such inclusions or exclusions affect Awards to a New Employee, they shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.

8.3           Adjustment of Performance-Based Compensation. Awards that are intended to qualify as Performance-Based Compensation may not be adjusted upward. The Compensation Committee shall retain the discretion to adjust such Awards downward, either on a formula or discretionary basis, or any combination, based on market, performance or service conditions, as the Compensation Committee determines.

8.4           Committee Discretion. In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing Performance Measures without obtaining shareholder approval of such changes, the Compensation Committee shall have sole discretion to make such changes without obtaining shareholder approval. In addition, in the event that the Compensation Committee determines that it is advisable to grant Awards that shall not qualify as Performance-Based Compensation, the Compensation Committee may make such grants without satisfying the requirements of Code Section 162(m) and base vesting on Performance Measures other than those set forth in Section 8.1.

Article 9.                        Dividends and Dividend Equivalents

A New Employee may be granted dividends or dividend equivalents based on the dividends declared on Shares that are subject to any Award, to be credited as of dividend payment dates, during the period between the date the Award is granted and the date the Award is exercised, vests, or expires, as determined by the Compensation Committee; provided, however, that dividends or dividend equivalents credited with respect to performance-based Awards will be subject to the same underlying performance-based vesting conditions as the Awards and will not be subject to Committee discretion. The dividends or dividend equivalents may be subject to any limitations and/or restrictions determined by the Compensation Committee. Such dividend equivalents shall be converted to cash or additional Shares by such formula and at such time and subject to such limitations as may be determined by the Compensation Committee.

Article 10.                                  Change in Control of the Company

10.1                         Awards Assumed or Substituted in Connection with a Change in Control. Unless otherwise expressly provided in an Award Agreement, with respect to each outstanding Award that is assumed or substituted in connection with a Change in Control of the Company, in the event that (1) a Change in Control occurs and (2) a New Employee’s employment or service is involuntarily terminated by the Company, its successor or affiliate thereof without Cause on or after the effective time of the Change in Control but prior to eighteen (18) months following said Change in Control, then:

(a) Any and all Options granted hereunder shall become exercisable, and shall remain exercisable in accordance with their terms;

(b) For Plan purposes, an Award will be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control is not solely common stock of the successor corporation or its parent, the Compensation Committee may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of an Option, for each Share subject to such Award, to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Common Stock in the Change in Control.

(c) Awards shall be considered assumed or substituted if, upon the occurrence of a Change in Control after which there will be a generally recognized U.S. public market for (1) the Company’s Stock, (2) common stock for which the Company’s Stock is exchanged, or (3) the common stock of a successor or acquirer entity (such publicly traded stock, “Public Shares”), the then outstanding Awards are assumed, exchanged or substituted for by a successor or acquirer entity such that following the Change in Control, the Awards relate to such Public Shares and, except as otherwise provided by this Section 10.1, remain subject to such terms and conditions that were applicable to the Awards prior to the Change in Control.

10.2               No Assumption or Substitution in Connection with Change in Control. Unless otherwise expressly provided in an Award Agreement, with respect to each outstanding Award that is not assumed or substituted in connection with a Change in Control, then prior to the occurrence of a Change in Control, any and all Options granted hereunder shall vest in full and become immediately exercisable in accordance with their terms and the Compensation Committee will notify a New Employee in writing that the Options will be exercisable for a period of time determined by the Compensation Committee in the Compensation Committee’s sole discretion and the Option will terminate upon the expiration of said period.

10.3           Cashout and Cancellation of Awards. Notwithstanding any other provisions of the Plan, in the event that each outstanding Award is not assumed or substituted in connection with a Change in Control and except as would otherwise result in adverse tax consequences under Section 409A of the Code, the Compensation Committee may, in its discretion, provide that each Award shall, immediately upon the occurrence of a Change in Control, be cancelled in exchange for a payment in cash or securities in an amount equal to (x) the excess if any of the consideration paid per Share in the Change in Control over the exercise or purchase price per Share subject to the Award multiplied by (y) the number of Shares granted under the Award. Without limiting the generality of the foregoing, in the event that the consideration paid per Share in the Change in Control is lesser than or equal to the exercise price or purchase price per Share subject to the Award, the Compensation Committee may, in its discretion, cancel such Award without any consideration upon the occurrence of a Change in Control.

Article 11.               Rights of a New Employee

11.1           Employment / Service. Nothing in this Plan or an Award Agreement shall interfere with or limit in any way the right of the Company, its Affiliates, and/or its Subsidiaries to terminate a New Employee’s employment or service on the Board or to the Company at any time or for any reason not prohibited by law, nor confer upon a New Employee any right to continue his employment or service as a director or third party service provider for any specified period of time.

Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company, its Affiliates, and/or its Subsidiaries and, accordingly, subject to Articles 3 and 12, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Compensation Committee without giving rise to any liability on the part of the Company, its Affiliates, and/or its Subsidiaries.

11.2           Participation. No individual shall have the right to be selected to receive an Award under this Plan other than a New Employee and no Awards may be made to a New Employee by the Compensation Committee under this Plan other than in connection with his initial employment by the Company.

11.3           Rights as a Shareholder. Except as otherwise provided herein or in any Award Agreement, a New Employee shall have none of the rights of a shareholder with respect to Shares covered by any Award until a New Employee becomes the record holder of such Shares.

Article 12.                Amendment, Modification, Suspension, and Termination

12.1           Amendment, Modification, Suspension, and Termination. Subject to Section 12.3, the Compensation Committee may, at any time and from time to time, alter, amend, modify, suspend, or terminate this Plan and any Award Agreement in whole or in part; provided, however, that, without the prior approval of the Company’s shareholders and except as provided in Section 4.4, (a) Options will not be repriced, replaced, or regranted through cancellation, or by lowering the Option Price of a previously granted Option, and (b) no payment shall be made to cancel an Option, as the case may be, exceeds the Fair Market Value. No material amendment of this Plan shall be made without shareholder approval if shareholder approval is required by law, regulation, or stock exchange rule.

12.2           Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Compensation Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.4 hereof) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Compensation Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan. The determination of the Compensation Committee as to the foregoing adjustments, if any, shall be conclusive and binding on a New Employee under this Plan.

12.3           Awards Previously Granted. Notwithstanding any other provision of this Plan to the contrary (other than Section 12.4), no termination, amendment, suspension, or modification of this Plan or an Award Agreement shall adversely affect in any material way any Award previously granted under this Plan, without the written consent of a New Employee.

12.4           Amendment to Conform to Law. Notwithstanding any other provision of this Plan to the contrary, the Board may amend the Plan or an Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or an Award Agreement to any present or future law relating to plans of this or similar nature (including, but not limited to, Code Section 409A), and to the administrative regulations and rulings promulgated thereunder. By accepting an Award under this Plan, a New Employee agrees to any amendment made pursuant to this Section 12.4 to any Award granted under the Plan without further consideration or action.

Article 13.               Withholding

13.1           Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a New Employee to remit to the Company, the minimum statutory amount to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.

13.2           Share Withholding. With respect to withholding required upon the exercise of Options or any other taxable event arising as a result of an Award granted hereunder, a New Employee may elect, subject to the approval of the Compensation Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax that could be imposed on the transaction. All such elections shall be irrevocable, made in writing, and signed by a New Employee, and shall be subject to any restrictions or limitations that the Compensation Committee, in its sole discretion, deems appropriate.

Article 14.               Successors

All obligations of the Company under this Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

Article 15.               General Provisions

15.1           Legend. The certificates for Shares may include any legend that the Compensation Committee deems appropriate to reflect any restrictions on transfer of such Shares.

15.2           Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

15.3           Severability. In the event any provision of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

15.4           Requirements of Law. The granting of Awards and the issuance of Shares under this Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or stock exchange as may be required.

15.5           Delivery of Title. The Company shall have no obligation to issue or deliver evidence of title for Shares issued under this Plan prior to:

(a) Obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and

(b) Completion of any registration or other qualification of the Shares under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.

15.6           Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

15.7           Investment Representations. The Compensation Committee may require any individual receiving Shares pursuant to an Award under this Plan to represent and warrant in writing that the individual is acquiring the Shares for investment and without any present intention to sell or distribute such Shares.

15.8           State Securities Laws. Notwithstanding any provision of this Plan to the contrary, the Compensation Committee, in its sole discretion, shall have the power and authority to modify the terms and conditions of any Award granted to a New Employee if he or she resides in one or more individual states to the extent necessary or desirable under applicable state securities laws. Any modifications to Plan terms and procedures established under this Section 15.8 by the Compensation Committee shall be attached to this Plan document as appendices.

15.9           Uncertificated Shares. To the extent that this Plan provides for issuance of certificates to reflect the transfer of Shares and the Shares are publicly traded, the transfer of such Shares may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

15.10                      Unfunded Plan. A New Employee shall have no right, title, or interest whatsoever in or to any investments that the Company and/or its Subsidiaries and/or its Affiliates may make to aid it in meeting its obligations under this Plan. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any New Employee, beneficiary, legal representative, or any other individual. To the extent that any individual acquires a right to receive payments from the Company, its Subsidiaries, and/or its Affiliates under this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company, a Subsidiary, or an Affiliate, as the case may be. All payments to be made hereunder shall be paid from the general funds of the Company, a Subsidiary, or an Affiliate, as the case may be, and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in this Plan.

15.11                      No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to this Plan or any Award. The Compensation Committee shall determine whether cash, Awards, or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

15.12                      Retirement and Welfare Plans. Neither Awards made under this Plan nor Shares issued pursuant to such Awards may be included as “compensation” for purposes of computing the benefits payable to a New Employee under the Company’s or any Subsidiary’s or Affiliate’s retirement plans (both qualified and nonqualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing a New Employee’s benefit.

15.13                      Deferred Compensation. No deferral of compensation (as defined under Code Section 409A or guidance thereto) is intended under this Plan. Notwithstanding this intent, if any Award would be considered deferred compensation as defined under Code Section 409A, and if this Plan fails to meet the requirements of Code Section 409A with respect to such Award, then such Award shall be null and void. However, the Compensation Committee may permit deferrals of compensation pursuant to the terms of a New Employee’s Award Agreement, a separate plan, or a subplan that meets the requirements of Code Section 409A and any related guidance. Additionally, to the extent any Award is subject to Code Section 409A, notwithstanding any provision herein to the contrary, the Plan does not permit the acceleration of the time or schedule of any distribution related to such Award, except as permitted by Code Section 409A, the regulations thereunder, and/or the Secretary of the United States Treasury.

15.14                      Nonexclusivity of This Plan. The adoption of this Plan shall not be construed as creating any limitations on the power of the Board or Committee to adopt such other compensation arrangements as it may deem desirable for any New Employee.

15.15                      No Constraint on Corporate Action. Nothing in this Plan shall be construed to: (a) limit, impair, or otherwise affect the Company’s or a Subsidiary’s or an Affiliate’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or, (b) limit the right or power of the Company or a Subsidiary or an Affiliate to take any action which such entity deems to be necessary or appropriate.

15.16                      Governing Law. The Plan and each Award Agreement shall be governed by the laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan to the substantive law of another jurisdiction. Unless otherwise provided in the Award Agreement, recipients of an Award under this Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of Delaware to resolve any and all issues that may arise out of or relate to this Plan or any related Award Agreement.

15.17                      Indemnification. Subject to requirements of Delaware law, each individual who is or shall have been a member of the Board, or a committee appointed by the Board, or an officer of the Company to whom authority was delegated in accordance with Article 3, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by a New Employee in connection with or resulting from any claim, action, suit, or proceeding to which a New Employee may be a party or in which a New Employee may be involved by reason of any action taken or failure to act under this Plan and against and from any and all amounts paid by a New Employee in settlement thereof, with the Company’s approval, or paid by a New Employee in satisfaction of any judgment in any such action, suit, or proceeding against a New Employee, provided a New Employee shall give the Company an opportunity, at its own expense, to handle and defend the same before a New Employee undertakes to handle and defend it on a New Employee’s own behalf, unless such loss, cost, liability, or expense is a result of a New Employee’s own willful misconduct or except as expressly provided by statute.

The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such individuals may be entitled under the Company’s Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

15.18                      Recoupment. A New Employee will be obligated to return to the Company payments received with respect to Awards in the event of an overpayment to a New Employee of incentive compensation due to inaccurate financial data, in accordance with any applicable Company clawback or recoupment policy, as such policy may be amended and in effect from time to time, or as otherwise required by law or applicable stock exchange listing standards, including, without limitation Section 10D of the Securities Exchange Act of 1934, as amended. Each New Employee, by accepting an Award pursuant to the Plan, agrees to return the full amount required under this Section 15.18 at such time and in such manner as the Compensation Committee shall determine in its sole discretion and consistent with applicable law.

FORM OF

TENAX THERAPEUTICS, INC.
PLAN FOR EMPLOYEE INDUCEMENT STOCK OPTION GRANTS

AWARD AGREEMENT
(Awarding Incentive Stock Option to Employee)

THIS AWARD AGREEMENT (this “Agreement”) is made and entered into as of [DATE OF OPTION] by and between Tenax Therapeutics, Inc., a Delaware corporation (the “Company”), and [OPTIONEE] (the “Optionee”) pursuant to the provisions of the Tenax Therapeutics, Inc. Plan for Employee Inducement Stock Option Grants (the “Plan”), which is incorporated herein by reference. Capitalized terms not defined in this Agreement shall have the meanings given to them in the Plan.

WITNESSETH:

WHEREAS, the Optionee is providing, or has agreed to provide, services to the Company as [OPTIONEE TITLE]; and

WHEREAS, the Compensation Committee of the Company’s Board of Directors desires to award a stock option to purchase shares of the $0.0001 par value common stock of the Company (the “Shares”) to the Optionee as an employment inducement grant (within the meaning of NASDAQ Listing Rule 5635(c)(4)).

NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth herein, the parties agree as follows:

1. Grant of Option. Effective as of [DATE OF GRANT] (the “Date of Grant”), the Company hereby grants to the Optionee an option (the “Option”) to purchase up to [NUMBER OF SHARES] Shares (“Optioned Shares”) at the Option Price per Share of [OPTION PRICE] (the “Option Price”), subject to the terms and conditions of the Plan and this Agreement, in accordance with the employment inducement grant exception to the shareholder approval requirements of the NASDAQ Stock Market LLC (“NASDAQ”) set forth in NASDAQ Listing Rule 5635(c)(4). The future value of such Shares is unknown and cannot be predicted with certainty. If such Shares do not increase in value, the Option will have no value.

2. Term of Option. Subject to earlier termination under Section 4 hereof, the term of the Option shall be ten (10) years (the “Term”).

3. Vesting Schedule. The Option shall vest and become exercisable for purchase of the Optioned Stock on the following schedule:  [VESTING DETAILS].  The Option shall not vest for any Optioned Stock that has not vested prior to the date the Optionee’s Continuous Status as an Employee or Consultant (as defined in the Plan) terminates.

In no event will any portion of the Option that is not vested and exercisable at the time of the termination of the Optionee’s service relationship become vested and exercisable following such termination.

4. Termination of Option. Except as otherwise provided herein, the Option shall terminate on the earliest to occur of the following:

(a)
The expiration of the Term of the Option.

(b)
The 91st day after termination of the Optionee’s service relationship for any reason other than one specified in (c) or (d) below.

(c)
The 366th day after termination of the Optionee’s service relationship as a result of the Optionee’s death, or a disability or retirement that is approved by the Committee for this purpose.

(d)
Termination of the Optionee’s service relationship by the Company for reasons that would constitute Cause if the Optionee were an employee.

5. Exercise of Option. The vested portion of the Option may be exercised in whole or in part by delivery of an exercise notice in the form attached as Exhibit A (the “Exercise Notice”) which shall state the election to exercise the Option and set forth the number of Shares with respect to which the Option is being exercised. The Exercise Notice shall be accompanied by payment of an amount equal to the aggregate Option Price as to all exercised Shares. Payment of such amount shall be by any of the following methods, or combination thereof, at the election of the Optionee: (a) in cash or its equivalent; (b) by tendering (either by actual delivery or attestation) previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the Option Price; (c) by a cashless (broker-assisted) exercise; or (d) any other method approved or accepted by the Committee in its sole discretion. The Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by the aggregate Option Price.

6. Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or the laws of descent and distribution and, during the Optionee’s lifetime, may only be exercised by the Optionee.

7. Restrictions on Shares. This Agreement shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or stock exchange as may be required. The Optionee agrees to take all steps the Committee determines are necessary to comply with all applicable provisions of federal and state securities law in exercising his or her rights under this Agreement. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of this Option as it deems advisable, including, without limitation, minimum holding period requirements, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, or under any blue sky or state securities laws as may be applicable to such Shares.

8. Forfeiture. Where an Optionee engages in certain competitive activity or is terminated by the Company for Cause, his or her Option and Shares are subject to forfeiture conditions under Section 7.3 of the Plan. Upon the occurrence of any of the events set forth in Section 7.3 of the Plan, in addition to the remedies provided in Section 7.3, the Company shall be entitled to issue a stop transfer order and other documents implementing the forfeiture to its transfer agent, the depository or any of its nominees, and any other person with respect to this Option and the Shares.

9. Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, the terms and conditions of the Plan and this Agreement shall be binding upon the Optionee and his or her heirs, executors, administrators, successors and assigns.

10. Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by the Optionee or by the Company forthwith to the Committee, which shall review such dispute at its next regular meeting. The resolution of such a dispute by the Committee shall be final and binding on all parties.

11. Tax Consequences. The exercise of this Option and the subsequent disposition of the Shares may cause the Optionee to be subject to federal, state and/or foreign taxation. The Optionee should consult a tax advisor before exercising this Option or disposing of the Shares purchased hereunder.

12. Acknowledgement. The Optionee acknowledges and agrees: (i) that the Plan is discretionary in nature and may be suspended or terminated by the Company at any time; (ii) that the grant of the Option does not create any contractual or other right to receive future grants of options or any right to continue the Optionee’s service relationship with the Company (for the vesting period or otherwise); (iii) that the Optionee remains subject to discharge from such relationship to the same extent as if the Option had not been granted; (iv) that all determinations with respect to any such future grants, including, but not limited to, when and on what terms they shall be made, will be at the sole discretion of the Committee; (v) that participation in the Plan is voluntary; (vi) that the value of the Option is an extraordinary item of compensation that is outside the scope of the Optionee’s employment contract if any; and (vii) that the Option is not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar benefits.

13. Optionee Data Privacy. As a condition of the grant of this Option, the Optionee consents to the collection, use and transfer of personal data as described in this paragraph. The Optionee understands that the Company and its Affiliates hold certain personal information about the Optionee, including but not limited to the Optionee’s name, home address and telephone number, date of birth, social security number, salary, nationality, job title, shares of common stock or directorships held in the Company, details of all Options or other entitlement to shares of common stock awarded, cancelled, exercised, vested, unvested or outstanding in the Optionee’s favor for the purpose of managing and administering the Plan (“Data”). The Optionee further understands that the Company and/or its Affiliates will transfer Data amongst themselves as necessary for the purposes of implementation, administration and management of the Optionee’s participation in the Plan, and that the Company and/or any of its Affiliates may each further transfer Data to any third parties assisting the Company in the implementation, administration and management of the Plans. The Optionee understands that these recipients may be located in the Optionee’s country of residence or elsewhere. The Optionee authorizes them to receive, possess, use, retain and transfer Data in electronic or other form, for the purposes of implementing, administering and managing the Optionee’s participation in the Plan, including any requisite transfer of such Data as may be required for the administration of the Plan and/or the subsequent holding shares of common stock on the Optionee’s behalf to a broker or other third party with whom the shares acquired on exercise may be deposited. The Optionee understands that the Optionee may, at any time, view the Data, require any necessary amendments to it or withdraw the consent herein in writing by contacting the local human resources representative.

14. Confidentiality. The Optionee agrees not to disclose the terms of this offer to anyone other than the members of the Optionee’s immediately family or the Optionee’s counsel or financial advisors and agrees to advise such persons of the confidential nature of this offer.

15. Entire Agreement; Governing Law. The Plan is incorporated herein by reference. The Plan and this Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee’s interest except by means of a writing signed by the Company and Optionee. This Agreement is governed by the internal substantive laws but not the choice of law rules of Delaware.

OPTIONEE		TENAX THERAPEUTICS, INC.

By:
Signature:		Name:	[NAME OF OFFICER]
Name:	[OPTIONEE]	Title:	[TITLE OF OFFICER]

Exhibit A

FORM OF
EXERCISE NOTICE FOR STOCK OPTIONS
GRANTED PURSUANT TO THE PLAN FOR
EMPLOYEE INDUCEMENT STOCK OPTION GRANTS1

Tenax Therapeutics, Inc.
One Copley Parkway, Suite 490
Morrisville, North Carolina 27560
Attention: Stock Plan Administrator

1. Exercise of Option. Effective as of today,                     , 20    , the undersigned (the “Optionee”) hereby elects to exercise the Optionee’s option (the “Option”) to purchase                      shares of the Common Stock (the “Shares”) of Tenax Therapeutics, Inc. (the “Company”) under and pursuant to the Tenax Therapeutics, Inc. Plan for Employee Inducement Stock Option Grants (the “Plan”) and the Award Agreement with a grant date of                     , 20     (the “Award”). The Grant Number of the Option is                     , and the per share exercise price is $            .

2. Delivery of Payment. The Optionee herewith delivers to the Company the aggregate exercise price of the Option, as set forth in the Award, by means of (check one):

☐
a check in U.S. dollars made payable to Tenax Therapeutics, Inc., or bank transfer;
or

☐
(i) a share certificate (or certificates) representing previously acquired shares and (ii) a check in U.S. Dollars made payable to Tenax Therapeutics, Inc. or bank transfer that, in combination, have an aggregate value (the Fair Market Value of the shares delivered plus the check or bank transfer amount) equal to the aggregate exercise price of the Option.

3. Representations of Optionee. The Optionee acknowledges that the Optionee has received, read and understood the Plan and the Award and agrees to abide by and be bound by their terms and conditions. In making the decision to exercise the option(s) the Optionee has relied upon his or her own independent investigations or those made by his or her representatives, if any (including professional, financial, tax, legal and other advisors). The Optionee (and his or her representatives, if any) has had an opportunity to review information with respect to the Company, desires no further additional information concerning the Company or its operations, and deems such information reviewed adequate to evaluate the merits and risks of the Optionee’s investment in the Company. The Optionee understands that the Option has been granted in accordance with the employment inducement grant exception to the shareholder approval requirements of the NASDAQ Stock Market LLC (the “NASDAQ”) set forth in NASDAQ Listing Rule 5635(c)(4).

The Optionee acknowledges that the Company is relying upon each of the above representations in connection with the exercise of the option and the issuance of the underlying Shares.

4. Rights as Shareholder. Until the issuance of the Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Shares, notwithstanding the exercise of the Option. The Shares shall be issued to the Optionee as soon as practicable after the Option is exercised. No adjustment shall be made for a dividend or other right for which the record date is prior to the date of issuance except as provided in the Plan.

______________________________
  1 The actual form of exercise notice used by Optionee to exercise the Options covered by this Award may vary from this form, depending upon various circumstances relating to the decision to exercise. Optionee should contact the Plan Administrator if he/she desires to exercise the Option.

5. Tax Consultation and Withholding. The Optionee understands that the Optionee may suffer adverse tax consequences as a result of the Optionee’s purchase or disposition of the Shares. The Optionee represents that the Optionee has consulted with any tax consultants the Optionee deems advisable in connection with the purchase or disposition of the Shares and that the Optionee is not relying on the Company for any tax advice.

6. Restrictive Legends. The Optionee understands and agrees that the Company shall cause the legends set forth below or legends substantially equivalent thereto, to be placed upon any certificate(s) evidencing ownership of the Shares together with any other legends that may be required by the Company or by state or federal securities laws:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TENAX THERAPEUTICS, INC. CHRISTOPHER THOMAS GIORDANO PLAN FOR EMPLOYEE INDUCEMENT STOCK OPTION GRANTS, AS SUCH PLAN MAY BE ALTERED, AMENDED, RESTATED OR MODIFIED FROM TIME TO TIME, AND ANY TRANSFEREE OF THESE SECURITIES SHALL BE SUBJECT TO THE TERMS OF SUCH PLAN. COPIES OF THE FOREGOING PLAN ARE MAINTAINED WITH THE CORPORATE RECORDS OF THE ISSUER AND ARE AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICES OF THE ISSUER.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO AN AWARD AGREEMENT BETWEEN THE ISSUER AND THE HOLDER, AS SUCH AGREEMENT MAY BE AMENDED, RESTATED OR MODIFIED FROM TIME TO TIME, AND ANY TRANSFEREE OF THESE SECURITIES SHALL BE SUBJECT TO THE TERMS OF SUCH AGREEMENT. COPIES OF THE FOREGOING AGREEMENT ARE MAINTAINED WITH THE CORPORATE RECORDS OF THE ISSUER AND ARE AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICES OF THE ISSUER.

7. Governing Law. This Agreement shall be governed by the internal substantive laws but not the choice of law rules of Delaware.

8. Entire Agreement. The Plan and Award are incorporated herein by reference. This Agreement, the Plan, and the Award constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee’s interest except by means of a writing signed by the Company and the Optionee.

Submitted by:	Accepted by:

OPTIONEE	TENAX THERAPEUTICS, INC.

By:
Signature:	Name:
Name:	Title:
Date: